Exhibit 23.1

Consent of Deloitte & Touche LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 811-21873 of our report dated April 17, 2006, relating to the financial statements of American Vantage Companies appearing in the Annual Report on Form 10-KSB of American Vantage Companies for the year ended December 31, 2005.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP March 12, 2007 Las Vegas, Nevada